EXHIBIT 11

             REYNOLDS METALS COMPANY AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share data)


EARNINGS PER SHARE
In the first quarter of 1996, earnings per share equals net income, minus dividends on the Company's preferred stock ("PRIDES"), divided by the weighted-average number of common shares outstanding during the period. In the first quarter of 1995, earnings per share equals net income divided by the weighted-average number of common shares and common share equivalents outstanding during the period. The number of common share equivalents outstanding was based on the assumed conversion of the PRIDES. For the purpose of this computation, the conversion rate of 0.93 share of common stock for each share of PRIDES was based on the average market value of the Company's common stock during the period ($50.65 per share). Common share equivalents relating to the PRIDES were not included in the first quarter of 1996 since their effect would have been anti-dilutive.

                                                                   QUARTERS ENDED MARCH 31
                                                            --------------------------------------
                                                                  1996                   1995
                                                            --------------------------------------
Weighted-average shares outstanding:
  Common shares                                                  63,604,000           62,220,000
  Common share equivalents                                              -             10,261,000
                                                            --------------------------------------
  Total                                                          63,604,000           72,481,000
                                                            ======================================
Income before cumulative effect of accounting change                    $17                  $82
Less preferred stock dividends                                            9                    -
                                                            --------------------------------------
                                                                         $8                  $82
                                                            --------------------------------------
Cumulative effect of accounting change                                  (15)                   -
                                                            --------------------------------------
                                                                        ($7)                 $82
                                                            ======================================
Earnings per share:
  Income before cumulative effect of accounting change                $0.12                $1.13
  Cumulative effect of accounting change                              (0.24)                   -
                                                            --------------------------------------
  Net income (loss)                                                  ($0.12)               $1.13
                                                            ======================================

EARNINGS PER SHARE (FULLY DILUTED):
Earnings per share (fully diluted) equals net income divided by the weighted-average number of common shares and common share equivalents outstanding during the period. The number of common share equivalents was based on the maximum potential issuance of common shares upon conversion of PRIDES, which is one share of common for each share of PRIDES. This computation was made for presentation purposes only since its effect was anti-dilutive in 1996 and was not material in 1995.

                                                                   QUARTERS ENDED MARCH 31
                                                            --------------------------------------
                                                                  1996                   1995
                                                            --------------------------------------
Weighted-average shares outstanding:
  Common shares                                                  63,604,000           62,220,000
  Common share equivalents                                       11,000,000           11,000,000
                                                            --------------------------------------
  Total                                                          74,604,000           73,220,000
                                                            --------------------------------------

Income before cumulative effect of accounting change                    $17                  $82
Cumulative effect of accounting change                                  (15)                   -
                                                            --------------------------------------
Net income                                                               $2                  $82
                                                            ======================================
Earnings per share (fully diluted):
  Income before cumulative effect of accounting change                $0.23                $1.12
  Cumulative effect of accounting change                              (0.21)                   -
                                                            --------------------------------------
  Net income                                                          $0.02                $1.12
                                                            ======================================